ICAP FUNDS, INC.

SUBADVISORY AGREEMENT

SUBADVISORY AGREEMENT, made as of the 31st day of August, 2006 (the “Agreement”), between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”), on behalf of ICAP Funds, Inc. (the “Company”), and Institutional Capital LLC (the “Subadvisor”).

WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company; and

WHEREAS, the Company is authorized to issue separate series, each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations; and

WHEREAS, the Company currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

WHEREAS, the Manager entered into a Management Agreement, dated August 31, 2006, with the Company, on behalf of its series (the “Management Agreement”); and

WHEREAS, under the Management Agreement, the Manager has agreed to provide certain investment advisory and related administrative services to the Company; and

WHEREAS, the Management Agreement permits the Manager to delegate certain of its investment advisory duties under the Management Agreement to one or more subadvisors; and

WHEREAS, the Manager wishes to retain the Subadvisor to furnish certain investment advisory services to one or more of the series of the Company, and manage such portion of the Company as the Manager shall from time to time direct, and the Subadvisor is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Company, the Manager, and the Subadvisor as follows:

1. Appointment. The Manager hereby appoints Institutional Capital LLC to act as Subadvisor to the series designated on Schedule A of this Agreement (the “Series”) for the periods and on the terms set forth in this Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

In the event the Company designates one or more series other than the Series with respect to which the Company and the Manager wish to retain the Subadvisor to render investment advisory services hereunder, they shall notify the Subadvisor in writing. If the Subadvisor is willing to render such services, it shall notify the Company and Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

2. Portfolio Management Duties. Subject to the supervision of the Company’s Board of Directors and the Manager, the Subadvisor will provide a continuous investment program for the Series’ portfolio and determine the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Subadvisor will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Subadvisor is hereby authorized to execute and perform such services on behalf of the Series. The Subadvisor will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Company’s Registration Statement filed with the Securities and Exchange Commission (the “Commission”), as amended, copies of which shall be sent to the Subadvisor by the Manager. The Subadvisor further agrees as follows:

(a) The Subadvisor will take all steps necessary to manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

(b) The Subadvisor will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, any applicable procedures adopted by the Company’s Board of Directors of which the Subadvisor has been sent a copy, and the provisions of the Registration Statement of the Company under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, as supplemented or amended, of which the Subadvisor has received a copy.

(c) On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interest of the Series as well as of other investment advisory clients of the Subadvisor or any of its affiliates, the Subadvisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadvisor in a manner that is fair and equitable in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Company and to such other clients, subject to review by the Manager and the Board of Directors.

(d) In connection with the purchase and sale of securities for the Series, the Subadvisor will arrange for the transmission to the custodian and portfolio accounting agent for the Series, on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Company and Clearing Corporation, the Subadvisor will arrange for the automatic transmission of the confirmation of such trades to the Company’s custodian and portfolio accounting agent.

(e) The Subadvisor will monitor on a daily basis the determination by the portfolio accounting agent for the Company of the valuation of portfolio securities and other investments of the Series. The Subadvisor will assist the custodian and portfolio accounting agent for the Company in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Company, the value of any portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seek assistance from, or which they identify for review by, the Subadvisor.

(f) The Subadvisor will make available to the Company and the Manager, promptly upon request, all of the Series’ investment records and ledgers maintained by the Subadvisor (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Company) as are necessary to assist the Company and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as well as other applicable laws. The Subadvisor will furnish to regulatory agencies having the requisite authority any information or reports in connection with such services that may be requested in order to ascertain whether the operations of the Company are being conducted in a manner consistent with applicable laws and regulations.

(g) The Subadvisor will provide reports to the Company’s Board of Directors, for consideration at meetings of the Board, on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Company’s Board of Directors with respect to the Series such periodic and special reports as the Directors and the Manager may reasonably request.

(h) In rendering the services required under this Agreement, the Subadvisor may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Subadvisor may not, however, retain as subadvisor any company that would be an “investment adviser,” as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Company’s Board of Directors and by a majority of Directors who are not parties to any agreement or contract with such company and who are not “interested persons,” as defined in the 1940 Act, of the Company, the Manager, or the Subadvisor, or any such company that is retained as subadvisor, and also is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Company to the extent required by the 1940 Act. The Subadvisor shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Subadvisor, any subadvisor that the Subadvisor has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Subadvisor’s knowledge, in any material connection with the handling of Company assets:

(i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

(ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

(iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

3. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadvisor as full compensation therefore, a fee equal to the percentage of the respective Fund’s average daily net assets of the portion of the respective Fund managed by the Subadvisor as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadvisor under this Agreement is contingent upon the Manager’s receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadvisor, shall not cause a reduction in the amount of the payment to the Subadvisor by the Manager.

4. Broker-Dealer Selection. The Subadvisor is responsible for decisions to buy and sell securities and other investments for the Series’ portfolio, for broker-dealer selection, and for negotiation of brokerage commission rates. The Subadvisor’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Company, which include the following: price (including the applicable brokerage commission or dollar spread); the size of the order; the nature of the market for the security; the timing of the transaction; the reputation, experience and financial stability of the broker-dealer involved; the quality of the service; the difficulty of execution, and the execution capabilities and operational facilities of the firm involved; and the firm’s risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Company, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadvisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadvisor or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadvisor’s or its affiliate’s overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards and with the Company’s Procedures for Securities Transactions with Affiliated Brokers pursuant to Rule 17e-1, the Subadvisor is further authorized to allocate the orders placed by it on behalf of the Series to the Subadvisor if it is registered as a broker-dealer with the Commission, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services, to the Series, the Subadvisor, or an affiliate of the Subadvisor. Such allocation shall be in such amounts and proportions as the Subadvisor shall determine consistent with the above standards, and the Subadvisor will report on said allocation regularly to the Board of Directors of the Company, indicating the broker-dealers to which such allocations have been made and the basis therefor.

5. Disclosure about Subadvisor. The Subadvisor has reviewed the post-effective amendment to the Registration Statement for the Company filed with the Commission that contains disclosure about the Subadvisor, and represents and warrants that, with respect to the disclosure about the Subadvisor or information relating, directly or indirectly, to the Subadvisor, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadvisor further represents and warrants that it is a duly registered investment adviser under the Advisers Act and has notice filed in all states in which the Subadvisor is required to make such filings.

6. Expenses. During the term of this Agreement, the Subadvisor will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Company shall be responsible for all the expenses of the Company’s operations, including, but not limited to:

(a) the fees and expenses of Directors who are not interested persons of the Manager or of the Company;

(b) the fees and expenses of each Series which relate to (A) the custodial function and the recordkeeping connected therewith, (B) the maintenance of the required accounting records of the Series not being maintained by the Manager, (C) the pricing of the Series’ Shares, including the cost of any pricing service or services that may be retained pursuant to the authorization of the Directors of the Company, and (D) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Series’ Shares;

(c) the fees and expenses of the Company’s transfer and dividend disbursing agent, that may be the custodian, which relate to the maintenance of each shareholder account;

(d) the charges and expenses of legal counsel (including an allocable portion of the cost of maintaining internal legal and compliance departments) and independent accountants for the Company;

(e) brokers’ commissions and any issue or transfer taxes chargeable to the Company in connection with its securities transactions on behalf of the Series;

(f) all taxes and business fees payable by the Company or the Series to federal, state or other governmental agencies;

(g) the fees of any trade association of which the Company may be a member;

(h) the cost of share certificates representing Series Shares;

(i) the fees and expenses involved in registering and maintaining registrations of the Company and of its Shares with the Commission, registering the Company as a broker or dealer, and qualifying its Shares under state securities laws, including the preparation and printing of the Company’s registration statements and prospectuses for filing under federal and state securities laws for such purposes;

(j) allocable communications expenses with respect to investor services and all expenses of shareholders’ and Directors’ meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders;

(k) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Company’s business; and

(l) any expenses assumed by the Series pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

7. Compliance.

(a) The Subadvisor agrees to assist the Manager and the Company in complying with the Company’s obligations under Rule 38a-1 under the 1940 Act, including but not limited to: (a) periodically providing the Company with information about, and independent third-party reports (if available) on, the Subadvisor’s compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act (“Subadvisor’s Compliance Program”); (b) reporting any material deficiencies in the Subadvisor’s Compliance Program to the Company within a reasonable time; and (c) reporting any material changes to the Subadvisor’s Compliance Program to the Company within a reasonable time. The Subadvisor understands that the Board of Directors of the Company is required to approve the Subadvisor’s Compliance Program on at least an annual basis, and acknowledges that this Agreement is conditioned upon the Board of Directors approval of the Subadvisor’s Compliance Program.

(b) The Subadvisor agrees that it shall immediately notify the Manager and the Company: (1) in the event that the Commission has censured the Subadvisor; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Subadvisor further agrees to notify the Manager and the Company immediately of any material fact known to the Subadvisor respecting or relating to the Subadvisor that is not contained in the Registration Statement or prospectus for the Company, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

(c) The Manager agrees that it shall immediately notify the Subadvisor: (1) in the event that the Commission has censured the Manager or the Company; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager’s registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

8. Documents. The Manager has delivered to the Subadvisor copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a) Articles of Incorporation of the Company of the Company, filed with the Department of Assessment and Taxation of the State of Maryland (such Articles of Incorporation of Company, as in effect on the date hereof and as amended from time to time, is herein called the “Amended and Restated Articles of Incorporation of the Company”);

(b) By-Laws of the Company;

(c) Certified Resolutions of the Directors of the Company authorizing the appointment of the Subadvisor and approving the form of this Agreement;

(d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA, as filed with the Commission relating to the Series and the Series’ Shares, and all amendments thereto;

(e) Notification of Registration of the Company under the 1940 Act on Form N-8A, as filed with the Commission, and all amendments thereto; and

(f) Prospectus and Statement of Additional Information of the Series.

9. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadvisor hereby agrees that all records that it maintains for the Series are the property of the Company, and further agrees to surrender promptly to the Company any of such records upon the Company’s or the Manager’s request; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Subadvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Commission) in connection with any investigation or inquiry relating to this Agreement or the Company.

11. Representations Respecting Subadvisor. The Manager and the Company agree that neither the Company, the Manager, nor affiliated persons of the Company or the Manager shall, except with the prior permission of the Subadvisor, give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Subadvisor or the Series other than the information or representations contained in the Registration Statement, Prospectus, or Statement of Additional Information for the Company shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Company, or in sales literature or other promotional material approved in advance by the Subadvisor. The parties agree that, in the event that the Manager or an affiliated person of the Manager sends sales literature or other promotional material to the Subadvisor for its approval and the Subadvisor has not commented within five (5) business days, the Manager and its affiliated persons may use and distribute such sales literature or other promotional material, although, in such event, the Subadvisor shall not be deemed to have approved of the contents of such sales literature or other promotional material.

12. Confidentiality. The Subadvisor will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Series and its prior, present or potential shareholders. The Subadvisor will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Series or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

13. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Company shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement, and reserves the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Subadvisor.

14. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Company and the Manager agree that the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Subadvisor, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Subadvisor’s duties, or by reason of reckless disregard of the Subadvisor’s obligations and duties under this Agreement.

15. Indemnification.

(a) The Manager agrees to indemnify and hold harmless the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Subadvisor (all of such persons being referred to as “Subadvisor Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Subadvisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Manager’s responsibilities to the Company, which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Manager, any of its employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Manager and contained in the Registration Statement or Prospectus covering shares of the Company or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Manager and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Company or to any affiliated person of the Manager by a Subadvisor Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Subadvisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(b) Notwithstanding Section 14 of this Agreement, the Subadvisor agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Manager (all of such persons being referred to as “Manager Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Subadvisor’s responsibilities as Subadvisor of the Series, which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Subadvisor, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Subadvisor, (2) may be based upon a failure to comply with Section 2, Paragraph(a) of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus covering the shares of the Company or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Subadvisor and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, the Company, or any affiliated person of the Manager or Company by the Subadvisor or any affiliated person of the Subadvisor; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c) The Manager shall not be liable under Paragraph (a) of this Section 15 with respect to any claim made against a Subadvisor Indemnified Person unless such Subadvisor Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Subadvisor Indemnified Person (or after such Subadvisor Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability that it may have to the Subadvisor Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Subadvisor Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Subadvisor Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Subadvisor Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent both the Manager and the Subadvisor Indemnified Person would result in a conflict of interests and, therefore, would not, in the reasonable judgment of the Subadvisor Indemnified Person, adequately represent the interests of the Subadvisor Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Subadvisor Indemnified Person, which counsel shall be satisfactory to the Manager and to the Subadvisor Indemnified Person. The Subadvisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Subadvisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Subadvisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Subadvisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Subadvisor Indemnified Person.

(d) The Subadvisor shall not be liable under Paragraph (b) of this Section 15 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Subadvisor in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Subadvisor of any such claim shall not relieve the Subadvisor from any liability that it may have to the Manager Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Manager Indemnified Person, the Subadvisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Subadvisor assumes the defense of any such action and the selection of counsel by the Subadvisor to represent both the Subadvisor and the Manager Indemnified Person would result in a conflict of interests and, therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Subadvisor will, at its own expense, assume the defense with counsel to the Subadvisor and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Subadvisor and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Subadvisor shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Subadvisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Manager Indemnified Person.

16. Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for an initial period of two (2) years from the date first indicated above, and continue on an annual basis thereafter with respect to the Series, provided that such continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Directors of the Company, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, and (b) the vote of a majority of those Directors who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to the Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (a) by the Manager at any time without penalty, upon sixty (60) days’ written notice to the Subadvisor and the Company; (b) at any time without payment of any penalty by the Company, upon the vote of a majority of the Company’s Board of Directors or a majority of the outstanding voting securities of each Series, upon sixty (60) days’ written notice to the Manager and the Subadvisor; or (c) by the Subadvisor at any time without penalty, upon sixty (60) days’ written notice to the Manager and the Company. In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Company, free from any claim or retention of rights in such record by the Subadvisor; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act) or in the event the Management Agreement between the Manager and the Company is assigned or terminates for any other reason. In the event this Agreement is terminated or is not approved in the manner described above, the Sections numbered 2(f), 8, 9, 10, 12, 15, and 18 of this Agreement shall remain in effect, as well as any applicable provision of this Section 16.

17. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Directors of the Company, including a majority of the Directors of the Company who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

18. Use of Name.

(a) It is understood that the name MainStay or any derivative thereof or logo associated with that name is the valuable property of the Manager and/or its affiliates, and that the Subadvisor has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Company and/or the Series. Upon termination of the Management Agreement between the Company and the Manager, the Subadvisor shall forthwith cease to use such name (or derivative or logo).

(b) It is understood that the names ICAP or Institutional Capital LLC or any derivative thereof or logo associated with those names, are the valuable property of the Subadvisor and its affiliates and that the Company and/or the Series have the right to use such names (or derivative or logo) in offering materials of the Company with the approval of the Subadvisor and for so long as the Subadvisor is a Subadvisor to the Company and/or the Series. Upon termination of this Agreement, the Company shall forthwith cease to use such names (or derivative or logo).

19. Proxies. The Manager has provided the Subadvisor a copy of the Manager’s Proxy Voting Policy, setting forth the policy that proxies be voted for the exclusive benefit, and in the best interests, of the Company. Absent contrary instructions received in writing from the Company, the Subadvisor will vote all proxies solicited by or with respect to the issuers of securities held by the Series, in accordance with applicable fiduciary obligations. The Subadvisor shall maintain records concerning how it has voted proxies on behalf of the Company, and these records shall be available to the Company upon request.

20. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at NYLIM Center, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, Attention: President; or (2) to the Subadvisor at Institutional Capital LLC, 225 West Wacker Drive, Suite 2400, Chicago, IL 60606.

21. Miscellaneous. (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the Commission thereunder. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act. (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. (c) To the extent permitted under Section 16 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties. (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. (e) Nothing herein shall be construed as constituting the Subadvisor as an agent of the Manager, or constituting the Manager as an agent of the Subadvisor.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/ Marguerite E. H. Morrison   By:/s/ Brian A. Murdock
Name: Marguerite E.H. Morrison   Name: Brian A. Murdock
Title: Managing Director   Title: President and Chief Executive Officer

INSTITUTIONAL CAPITAL LLC

Attest:  /s/ Pamela H. Conroy   By: /s/ Robert Lyon
Name: Pamela H. Conroy   Name: Robert Lyon
Title: Executive Vice President  Title: President and Chief Investment Officer

Schedule A

As Compensation for services provided by Subadvisor the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

Fund      Annual Rate
MainStay ICAP Equity Fund   .40% of the average daily net assets of the Fund
MainStay ICAP Select Equity Fund  .40% of the average daily net assets of the Fund
MainStay ICAP International Equity Fund .40% of the average daily net assets of the Fund

The portion of the fee based upon the average daily net assets of the respective Fund shall be accrued daily at the rate of 1/365th of the annual rate applied to the daily net assets of the Fund.

The subadvisory fee so accrued shall be paid monthly to the Subadvisor.